Exhibit 99.2

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES

DECEMBER 31, 2007 AND 2006

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations and Comprehensive Income	F-4

Consolidated Statement of Stockholder’s Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to the Consolidated Financial Statements	F-7 to F-21

Schedule:

Schedule II Valuation and Qualifying Accounts for the years ended December 31, 2007 and 2006	F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Armco & Metawise (HK) Limited
Hong Kong, China

We have audited the accompanying consolidated balance sheets of Armco & Metawise (HK) Limited and Subsidiaries (collectively “Armco” or the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
June 27, 2008

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006

ASSETS
CURRENT ASSETS:
Cash	$232,286	$137,798
Pledged deposits	564,150	305,000
Accounts receivable	2,586,529	1,206,125
Inventories	2,434,908	522,076
Advances to stockholder	-	396,447
Advance on purchases	1,846,113	1,823,688
Prepayments and other current assets	-	415,413

Total Current Assets	7,663,986	4,806,547

PROPERTY AND EQUIPMENT, net	131,596	51,564

LAND USE RIGHT, net	2,108,983	-

Total Assets	$9,904,565	$4,858,111

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Forward foreign currency exchange contracts	$308,744	$-
Forward foreign currency exchange swap liabilities	12,079	-
Accounts payable	290,740	284,168
Advances from stockholder	921,444	-
Customer deposits	2,228,720	3,446,671
Taxes payable	8	37,821
Accured expenses and other current liabilities	1,058,697	4,135

Total Current Liabilities	4,820,432	3,772,795

STOCKHOLDER'S EQUITY:
Common stock, $0.1288 par value, 30,000,000 shares authorized,
10,000 shares issued and outstanding	1,288	1,288
Additional paid-in capital	371,738	371,738
Retained earnings	4,634,449	702,658
Accumulated other comprehensive income:
Foreign currency translation gain	76,658	9,632

Total Stockholder's Equity	5,084,133	1,085,316

Total Liabilities and Stockholder's Equity	$9,904,565	$4,858,111

See accompanying notes to the Consolidated Financial Statements.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended
	December 31, 2007	December 31, 2006

NET REVENUES	$75,278,853	$44,317,654

COST OF GOODS SOLD	68,817,654	42,678,352

GROSS PROFIT	6,461,199	1,639,302

OPERATING EXPENSES:
Selling expenses	449,048	87,779
General and administrative expenses	567,081	806,545

Total operating expenses	1,016,129	894,324

INCOME FROM OPERATIONS	5,445,070	744,978

OTHER (INCOME) EXPENSE:
Interest expense	17,556	-
Import and export agency income	(14,070)	(18,907)
Loss on forward foreign currency contracts	12,079	-
Other (income) expense	38,326	(87,590)

Total other (income) expense	53,891	(106,497)

INCOME BEFORE INCOME TAXES	5,391,179	851,475

INCOME TAXES	-	-

NET INCOME	5,391,179	851,475

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	67,026	9,632

COMPREHENSIVE INCOME	$5,458,205	$861,107

See accompanying notes to the Consolidated Financial Statements.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
For the Year Ended December 31, 2007

					Accumulated
					Other
					Comprehensive
					Income
	Common Stock,				Foreign
	$0.1288 Par Value		Additional	Retained	Currency	Total
	Number of		Paid-in	Earnings	Translation	Stockholder's
	Shares	Amount	Capital	(Deficit)	Gain	Equity

Balance, January 1, 2006	10,000	$1,288	$371,738	$(148,817)	$-	$224,209

Comprehensive income
Net income				851,475		851,475
Foreign currency translation gain					9,632	9,632

Total comprehensive income						861,107

Balance, December 31, 2006	10,000	1,288	371,738	702,658	9,632	1,085,316

Comprehensive income
Net income				5,391,179		5,391,179
Foreign currency translation gain					67,026	67,026

Total comprehensive income						5,458,205

Dividends				(1,459,388)		(1,459,388)

Balance, December 31, 2007	10,000	$1,288	$371,738	$4,634,449	$76,658	$5,084,133

See accompanying notes to the Consolidated Financial Statements.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2007	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,391,179	$851,474
Adjustments to reconcile net income to net cash provided by
operating activities
Amortization expense	46,370	19,152
Advances to chairman, CEO and sole stockholder treated as dividends	(1,459,388)	-
Loss from disposal of property and equipment	12,803	6,720
Changes in operating assets and liabilities:
Accounts receivable	(4,615,480)	(1,130,046)
Inventories	(1,876,367)	441,416
Advance on purchases	36,270	560,387
Prepayments and other current assets	3,868,042	(340,097)
Forward foreign exchange contracts swap	12,079	-
Accounts payable	4,954	(906,443)
Customer deposits	(1,360,542)	551,338
Taxes payable	(152,360)	19,546
Accrued expenses and other current liabilities	999,880	3,896

NET CASH PROVIDED BY OPERATING ACTIVITIES	907,440	77,343

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	305,000	-
Payment made towards pledged deposits	(564,150)	(305,000)
Purchases of property and equipment	(125,168)	-
Purchase of land use right	(2,119,417)	-

NET CASH USED IN INVESTING ACTIVITIES	(2,503,735)	(305,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from forward foreign exchanage contracts	308,744	-
Amounts received from (paid to) related parties	1,181,743	(316,129)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,490,487	(316,129)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	200,296	(8,512)

NET CHANGE IN CASH	94,488	(552,298)

Cash at beginning of year	137,798	690,096

Cash at end of year	$232,286	$137,798

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$17,556	$-
Taxes paid	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Advances to its chairman, CEO and sole stockholder treated as dividends	$1,459,388	$-

See accompanying notes to the Consolidated Financial Statements.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1 – ORGANIZATION AND OPERATIONS

Armco & Metawise (HK) Limited ( “Armco” or the “Company”) was incorporated on July 13, 2001 under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”).  Armco engages in the import, sale and distribution of ferrous and non-ferrous ores and metal.

On January 9, 2007, Armco formed Armet (LianYunGang) Renewable Resources Co, Ltd. (“Armet”), as a wholly-owned foreign enterprise (“WOFE”) subsidiary in the PRC.  Armet engages in the recycling of scrap metal.

Henan Armco and Metawise Trading Co., Ltd. (“Henan Armco”) was incorporated on June 6, 2002 in the PRC.  Henan Armco engages in the import, export and distribution of ferrous and non-ferrous ores and metals.

Merger of Henan Armco and Metawise Trading Co., Ltd. (“Henan Armco”) with Armet, Companies under Common Control

On December 28, 2007, Armco by and through its wholly owned subsidiary, Armet, entered into a Share Transfer Agreement with Henan Armco, a company under common control with the Company.  The acquisition of Henan Armco has been recorded on the purchase method of accounting at historical amounts as Armet and Henan Armco were under common control since June 2002.  The consolidated financial statements have been presented as if the acquisition of Henan Armco had occurred on January 1, 2005.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the People’s Republic of China (“PRC GAAP”), the accounting standards used in the place of their domicile.  The accompanying consolidated financial statements reflect all necessary adjustments not recorded in the books of account of the Company to present them in conformity with U.S. GAAP.

The consolidated financial statements include all the accounts of Armco and Henan Armco as of December 31, 2007 and 2006 and for the years then ended.  Armet is included as of December 31, 2007 and for the period from January 9, 2007 (inception) through December 31, 2007.  All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Pledged deposits

Pledged deposits consists of (1) amounts held for outstanding letters of credit maturing in future periods and (2) deposits held for outstanding forward foreign currency hedging contracts maturing in future periods.

Trade accounts receivable

Trade accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of purchased products, at the lower of cost or market.  Cost is determined on the First-in and First-out method.  The Company regularly reviews its inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders.  The Company determined that there was no inventory obsolescence as of December 31, 2007 or 2006.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to ten (10) years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Land use right

Land use right represents the cost to obtain the right to use land in the PRC.  Land use right is carried at cost and amortized on a straight-line basis over the life of the right of 50 years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment, and land use right are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2007 or 2006.

Customer deposits

Customer deposits, included in accrued expenses and other current liabilities, primarily represent amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon the terms and conditions of the sales agreement.

Derivatives

The Company accounts for derivatives in accordance with Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and the related interpretations. SFAS No. 133, as amended, requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship.  For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

The Company employs foreign currency forward contracts to convert unforeseeable foreign currency exchange rate to fixed foreign currency exchange rate.  The Company does not use derivatives for speculation or trading purposes.  Changes in the fair value of derivatives are recorded each period in current earnings or through other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges is recognized in current earnings.  The Company has sales and purchase commitments denominated in foreign currencies.  Foreign currency forward contracts are used to hedge against the risk of change in the fair value of these commitments attributable to fluctuations in exchange rates (“Fair Value Hedges”).  Changes in the fair value of the derivative instrument are generally offset in the income statement by changes in the fair value of the item being hedged.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company records revenue when persuasive evidence of an arrangement exists, service has been rendered, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

(i) Import, export and distribution of ferrous and non-ferrous ores and metals:  The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the trucking or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

(ii) Import and export agent services:  Revenue from import and export agent services is recognized as the services are provided.  The import and export agent services are considered provided when the goods to be imported or exported by the customer are delivered to the designated port specified by the service contract.  The Company follows the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 99-19 “Reporting Revenue Gross as a Principal versus Net as an Agent” for revenue recognition to report revenue net for its import and export agent services since the Company (1) takes title to the products with full payment for the goods and related cost from the customer, (2) has no risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns, and (3) acts as an agent or broker (including performing services, in substance, as an agent or broker) with compensation on a commission or fee basis on any of its outsourcing projects.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs” (“EITF Issue No. 00-10”).  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations and Comprehensive Income in the period that includes the enactment date.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts.  Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 “Foreign Currency Translation” (“SFAS No. 52”) and are included in determining net income or loss.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the combined and consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the combined and consolidated statement of stockholders’ equity.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective years:

December 31, 2007
Balance sheet	RMB 7.2946 to US$1.00
Statement of operations and comprehensive income	RMB 7.6072 to US$1.00
December 31, 2006
Balance sheet	RMB 7.8041 to US$1.00
Statement of operations and comprehensive income	RMB 7.9723 to US$1.00
December 31, 2005
Balance sheet	RMB 8.0702 to US$1.00

Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of the US dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation (Continued)

Net gains and losses resulting from foreign exchange transactions, if any, are included in the Consolidated Statements of Operations and Comprehensive Income.  The foreign currency translation gain at December 31, 2007 and 2006 was $67,026 and $9,632 and effect of exchange rate changes on cash flows for years then ended were $200,296 and ($8,513), respectively.

Comprehensive income

The Company has adopted Statement of Financial Accounting Standards No. 130 “Reporting Comprehensive Income” (“SFAS No. 130”).  This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Operations and Comprehensive Income and Stockholders’ Equity.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8889 on February 1, 2008.  Commencing with its annual report for the year ending December 31, 2008, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of:

•	management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	management’s assessment of the effectiveness of its internal control over financial reporting as of its year end; and

•	the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”).  SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings.  SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently issued accounting pronouncements (Continued)

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 3 – PLEDGED DEPOSITS

Pledged deposits at December 31, 2007 and 2006 consisted of the following:
Pledged deposits for:

	December 31, 2007		December 31, 2006
Letters of credit	$242,671	(2)	$305,000	(1)
Foreign currency forward contracts	321,479	(3)	-
	$564,150		$305,000

(1)	Deposit released to pay related letter of credit on January 8, 2007.
(2)	See Note 11 (i).
(3)	See Note 11 (ii).

NOTE 4 – INVENTORIES

Inventories at December 31, 2007 and 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Goods purchased	$2,434,908	$522,076

	$2,434,908	$522,076

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, less accumulated depreciation at December 31, 2007 and 2006 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2007	December 31, 2006
Leasehold improvements	20	$10,133	$12,693

Vehicles	5	164,549	65,831
Office equipment	5-8	35,508	36,098

		211,190	114,622
Less accumulated depreciation		(79,594)	(63,058)
		$131,596	$51,564

(a)           Depreciation and amortization expense

Depreciation and amortization expense for the year ended December 31, 2007 and 2006 was $34,459 and $18,971, respectively.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 6 – LAND USE RIGHT

Land use right at cost at December 31, 2007 and 2006, consisted of the following:

	December 31, 2007	December 31, 2006
Land use right	$2,119,417	$-
Accumulated amortization	(10,434)	(-)
	$2,108,983	$-

Amortization expense
Amortization expense for the year ended December 31, 2007 and 2006 was $10,434 and $0, respectively.  Amortization expense for the next five years is approximately $43,040 per year.

NOTE 7 – FINANCIAL INSTRUMENTS

The Company utilized forward foreign currency exchange contracts with a financial institution, resulting in a fixed foreign currency exchange rate of US$1.00 to RMB 7.3750.  These forward foreign currency exchange contracts will expire through August 2, 2008.

The forward foreign currency exchange contracts and related swap liabilities at December 31, 2007 and 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Forward foreign currency exchange contracts	$308,744	$-
Forward foreign currency exchange swap liabilities	12,079	-
	$320,823	$-

NOTE 8 – STOCKHOLDER’S EQUITY

Dividends

On December 31, 2007, the Company declared that advances of $1,459,388 to its chairman, chief executive office and sole stockholder would be treated as dividends.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 9 – RELATED PARTY TRANSACTIONS

(i) Operating lease from Company chairman, chief executive officer and sole stockholder

On January 1, 2006, the Company entered into a non-cancellable operating lease for its office space in the City of Zhengzhou, Henan Province from its Chairman, CEO and sole stockholder, expiring December 31, 2008.  Future minimum lease payments required under the non-cancelable operating lease are only for the remaining calendar year ending December 31, 2008, and are $16,451.  For the year ended December 31, 2007 and 2006, rent expense relating to the operating lease amounted to $15,775 and $15,052, respectively.

(ii) Purchases from a related party

The Company purchased certain products from Prime Armet Group Inc. (“Prime”), an entity wholly-owned and controlled by the Company’s Chairman and CEO.  For the years ended December 31, 2007 and 2006, total purchases from Prime amounted to $496,951 and $2,465,601 representing 0.8% and 2.9% of total purchases of the Company, respectively.

(iii) Advances to (from) chairman, chief executive officer and sole stockholder

Advances to (from) its chairman, chief executive officer and sole stockholder at December 31, 2007 and 2006, consisted of the following:

	December 31, 2007	December 31, 2006
Advances to (from) chairman, chief executive officer and sole stockholder	$(921,444)	$396,447

	$(921,444)	$396,447

The advances bear no interest and have no formal repayment terms.

NOTE 10 – INCOME TAXES

Armco is subject to Hong Kong SAR income taxes.   Henan and Armet, the Company’s PRC subsidiaries are subject to PRC income taxes, file income tax returns under the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”) accordingly.   Henan and Armet derives substantially all of their income (loss) before income taxes and related tax expenses are from PRC sources.

Hong Kong SAR income tax

Armco is exempt from Hong Kong income taxes since none of its income was from Hong Kong sources for the years ended December 31, 2007 and 2006 and no provision for income taxes has been made for the relevant periods.   Armco’s statutory tax rate is 17.5% and is subject to HK SAR income taxes as of January 1, 2008 and forward.

PRC Tax

Henan is registered and operates in Zhengzhou, Henan, PRC.  No provision for income taxes has been made as Henan had net operating loss (“NOL”) for the year ended December 31, 2007 and 2006.  Henan’s statutory tax rate for relevant periods is 33% prior to December 31, 2007 and 25% as of January 1, 2008 and forward.

Armet is registered and operates in the LianYunGang Economic and Technology Development Zone, Jiangsu, PRC, and is recognized as a “Manufacturing Enterprise Located in Special Economic Zone”. In accordance with the relevant income tax laws, the profits of Armet, if any, are fully exempted from income tax for 2008 and 2009, followed by a 50% exemption for 2010 through 2012 (“tax holiday”).  Armet is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”).  Armet’s statutory tax rate for relevant periods is 15% prior to December 31, 2007 and 25% as of January 1, 2008 and forward.

(i)	Income taxes in the combined and consolidated statements of operations and comprehensive income

A reconciliation of the Chinese statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended
	December 31, 2007	December 31, 2006
Chinese statutory income tax rate	33.0%	33.0%
Increase (reduction) in income taxes resulting from:
Net operating loss (“NOL”) carry-forwards	(33.0)	(33.0)
Tax holiday	-	-
Effective income tax rate	0.0%	0.0%

At December 31, 2007, the Company has available for income tax purposes net operating loss (“NOL”) carry-forwards of $1,489,403 that may be used to offset future taxable income through the year ending December 31, 2012.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax assets of approximately $248,250 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $372,351.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $53,372 and $218,000 for the years ended December 31, 2007 and 2006, respectively.

Components of deferred tax assets as of December 31, 2007 and 2006 are as follows:

	December 31, 2007	December 31, 2006
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$491,503	438,131
Cumulative effect of statutory reduction of enacted income tax rate effective January 1, 2008	(119,152)	-
Expected income tax benefit from NOL carry-forwards, net of cumulative effect of statutory reduction of enacted income tax rate	372,351	438,131
Less valuation allowance	(372,351)	(438,131)
Deferred tax assets, net of valuation allowance	$-	$-

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 11 – COMMITMENTS AND CONTINGENCIES

(i) Letters of credit

The Company issues letters of credit in connection with the importation of ferrous and non-ferrous ores. Letters of credit at December 31, 2007 and 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Armco

Letter of credit issued by a financial institution on behalf of the Company on July 3, 2006 with 10% credit amount tolerance, as amended, payable to an unrelated vendor, due January 31, 2007 and paid on March 2, 2007.	$-	$1,520,750

Letter of credit issued by a financial institution on behalf of the Company on October 15, 2007 with 5% credit amount tolerance, as amended, payable to an unrelated vendor, due January 20, 2008 and paid on February 14, 2008.	$1,911,000	$-

Henan Armco

Letter of credit issued by a financial institution on behalf of the Company in the amount of €402,000 on November 22, 2007, payable to an unrelated vendor, collateralized by the pledged deposits of $185,711 (see Note 3), which was cancelled on April 21, 2008 with the pledged deposits returned on May 13, 2008.	587,161	-

Letter of credit issued by a financial institution on behalf of the Company on November 27, 2007, payable to an unrelated vendor, collateralized by the pledged deposits of $56,960 (see Note 3) due September 9, 2008.	140,000	-

	$2,638,161	$1,520,750

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 11 – COMMITMENTS AND CONTINGENCIES (Continued)

(ii) Foreign currency forward contracts

The Company employs foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates. Foreign currency forward contracts at December 31, 2007 and 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Foreign currency forward contract, signed with a financial institution on August 1, 2007, collateralized by the pledged deposits of $130,274 (see Note 3) due August 1, 2008.	$128,854	$-

Foreign currency forward contract, signed with a financial institution on August 2, 2007, collateralized by the pledged deposits of $181,873 (see Note 3) due August 2, 2008.	179,890	-

	$308,744	$-

(iii) Uncommitted trade credit facilities

The Company entered into uncommitted trade credit facilities with a financial institution, subsequently amended, for $10,000,000 (“Uncommitted trade credit facilities”), maturing November 30, 2008.  Uncommitted trade credit facilities were guaranteed by the Company’s stockholder, chairman, president and Chief Exchange Officer.  There were no balances outstanding at December 31, 2007 or 2006.

(iv) Entry of import service agreement

On April 11, 2007, Armet entered into an import service agreement with an unrelated third party importer expiring through January 1, 2010, which will import two (2) million metric tones per year recyclable metal production equipment valued at $430,000 and earn 2% of the total value imported for its import services.  There was no production equipment imported as of December 31, 2007.

NOTE 12 – CONCENTRATIONS AND CREDIT RISK

(i) Customers and Credit Concentrations

Three (3) unrelated customers accounted for approximately 29.4%, 27.5% and 26.8% of total sales for the year ended December 31, 2007 and one (1) different unrelated customer accounted for approximately 56.6% of total sales for the year ended December 31, 2006, respectively.

(ii) Vendor Concentrations

Four (4) unrelated vendors accounted for 37.2%, 37.0%, 11.0% and 10.8% of total purchases for the year ended December 31, 2007, respectively.  Four (4) different unrelated vendors accounted for 14.4%, 13.4%, 13.2%, and 12.6% of total purchases for the year ended December 31, 2006, respectively.

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 12 – CONCENTRATIONS AND CREDIT RISK (Continued)

(iii) Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of December 31, 2007, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

(iv) Foreign currency risk

The Company is exposed to fluctuations in foreign currencies for transactions denominated in currencies other than RMB, the functional currencies due to the fact the majority of the Company’s purchasing activities are transacted in foreign currencies.  The Company had foreign currency hedges in place at December 31, 2007 to reduce such exposure.  The estimated loss in fair value on foreign currency hedges outstanding as of December 31, 2007 was $12,079.

NOTE 13 - FOREIGN OPERATIONS

(i) Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

(ii) Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing employee facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2007, the Company had no Statutory Surplus Reserve and the Statutory Common Welfare Fund established and segregated in retained earnings.

NOTE 14 – SUBSEQUENT EVENT

Entry of Construction Contract

On January 20, 2008, Armet entered into a construction contract with an unrelated third party construction company to construct production plant valued at RMB6.2 million (equivalent to $884,199 at March 31, 2008).

ARMCO & METAWISE (HK) LIMITED AND SUBSIDIARIES

Schedule II Valuation and Qualifying Accounts for the years ended December 31, 2007 and 2006

	Balance at	Add	Deduct	Add	Balance at
	beginning of	Charge to	bad debt	translation	end of
	period	Income	written off	adjustment	period
For the Year Ended December 31, 2006:
Allowance for doubtful accounts	$-	$-	$ (-)	$-	$-
For the Year Ended December 31, 2007:
Allowance for doubtful accounts	$-	$-	$ (-)	$-	$-